UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2017

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced on April 26, 2017, Solitario Exploration & Royalty Corp. (“Solitario”) and Zazu Metals Corporation. (“Zazu”) entered into an Arrangement Agreement (the “Agreement”) providing for the acquisition of Zazu by Solitario (the “Transaction”).    On July 12, 2017, pursuant to the terms and conditions of the Agreement, Zazu became a wholly-owned subsidiary of Solitario.

Arrangement Agreement

On July 12, 2017, Solitario and Zazu completed the transaction contemplated by the Agreement, pursuant to which Zazu became a wholly-owned subsidiary of Solitario.  Pursuant to the Agreement, at the effective time, each issued and outstanding Zazu common share, no par value per share, was converted into the right to receive 0.3572 of a share of common stock of Solitario, par value $0.01 per share.  Solitario issued approximately 19,788,183 shares of its common stock as consideration in the Transaction.  Based on the closing price of Solitario common stock on July 12, 2017, as reported on the NYSE MKT, the aggregate value of the consideration paid or payable to former holders of Zazu’s common shares is approximately $13.7 million. In addition holders of Zazu options to buy Zazu shares of common stock received an aggregate of 1,782,428 replacement options to purchase shares of Solitario common stock.

The requisite approval of the Plan of Arrangement by Zazu shareholders was obtained at a special meeting of the Zazu shareholders held on June 29, 2017.  Solitario’s shareholders approved the issuance of the shares of Solitario common stock necessary to effect the Plan of Arrangement at an annual meeting of the Solitario shareholders held on June 29, 2017. On July 7, 2017, a final order (the “Final Order”) was entered by the Ontario Superior Court of Justice (the “Court”) in connection with the Plan of Arrangement.

The foregoing description of the Agreement and the Transaction contemplated by the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Agreement, which was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to Solitario’s Current Report on Form 8-K filed April 27, 2017 and is incorporated by reference as Exhibit 2.1 to this Current Report on 8-K.

Item 3.02	Unregistered Sales of Equity Securities

 As described in Item 2.01 of this Current Report on Form 8-K, on July 12, 2017, Solitario issued approximately 19,788,183 shares of its common stock to the holders of common shares of Zazu. The issuance of the Solitario common stock is exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (“the Securities Act”). Section 3(a)(10) of the Securities Act exempts the issuance of securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act where the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all persons to whom the securities will be issued have the right to appear and receive timely notice thereof. On July 7, 2017, the Court issued the Final Order.

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 in its entirety.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed on June 29, 2017, Solitario shareholders approved an amendment to Solitario’s Articles of Incorporation to change the name of Solitario to “Solitario Zinc Corp.” (the “Amendment”). The Amendment was subject to completion of the Transaction, which occurred on July 12, 2017. The Amendment will be effective July 17, 2017.

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Item 7.01 Regulation FD Disclosure.

On July 13, 2017, Solitario issued a press release announcing the closing of the Transaction.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement and Plan of Arrangement dated April 26, 2017, among Solitario Exploration & Royalty Corp. and Zazu Metals Corporation (incorporated by reference to Exhibit 2.1 to Solitario’s Form 8-K filed with the United States Securities and Exchange Commission on April 27, 2017.)
3.1 *	Articles of Amendment.
99.1*	Audited financial statements of Zazu as at and for the years ended December 31, 2016 and 2015, and the unaudited interim financial statements of Zazu as at and for the three month period ended March 31, 2017 and 2016.
99.2*	Unaudited pro forma condensed combined balance sheet of Solitario and Zazu as of March 31, 2017, and the unaudited pro forma condensed combined statements of operations of Solitario and Zazu for the three months ended March 31, 2017, and for the year ended December 31, 2016.
99.3*	Press release of Solitario dated July 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 13, 2017

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer